UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2022

Kaspien Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

New York	0-14818	14-1541629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2818 N. Sullivan Rd. Ste 130
Spokane Valley, WA 99216

(Address of Principal Executive Offices, and Zip Code)

(855) 300-2710

Registrant’s Telephone Number, Including Area Code
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	KSPN	NASDAQ Stock Market

Item 1.01	Entry into a Material Definitive Agreement.

On August 2, 2022, Kaspien Holdings Inc. (the “Company”), the Robert J. Higgins TWMC Trust, RJHDC, LLC, Alimco Re Ltd., Mr. Thomas C. Simpson, Kick-Start I, LLC, Kick-Start III, LLC and Kick-Start IV, LLC, and the other parties thereto entered into Amendment No. 1 to Voting Agreement (“Amendment No. 1”) setting forth their agreements and understandings with respect to how shares of the Company’s capital stock held by the parties thereto will be voted with respect to (i) amending the Certificate of Incorporation of the Company to set the size of the Board of Directors of the Company (the “Board”) at four directors and (ii) the designation, election, removal, and replacement of members of the Board.

The foregoing summary is qualified in its entirety by reference to Amendment No.1, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The applicable information set forth in Items 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board approved, subject to stockholder approval, the Kaspien Holdings Inc. 2005 Long Term Incentive and Share Award Plan, as amended and restated on August 2, 2022 (the “Plan”). The Plan, as amended and restated, provides for the following key changes:

•          The share reserve for awards granted after August 2, 2022 (the “Effective Date”) is increased to 500,000 Shares (from 156,346 Shares on August 2, 2022);

•          The annual cap on options and stock appreciation rights granted under the Plan to each non-employee director is increased to 10,000 (from 1,250), and the corresponding annual cap for awards (other than options or stock appreciation rights) granted to each non-employee director is increased to 15,000 (from 3,750);

•          Provisions designed to allow compliance with an exception to nondeductibility of certain executive compensation under Section 162(m) of the Code are deleted since the exception was repealed by Congress and is no longer applicable; and

•          The term of the Plan is extended until ten years after the Effective Date.

The foregoing summary is qualified in its entirety by reference to the Plan, a copy of which is filed hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Item 5.03(a)(i). Amendment to Certificate of Incorporation.

Kaspien Holdings Inc. (the “Company”) intends to file with the State of New York Department of State a Certificate of Amendment of its Certificate of Incorporation, setting the size of the Board of Directors (the “Board”) at four directors.

The Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.03(a)(ii). Amendment to By-Laws.

Effective as of the filing of the Certificate of Amendment described above, the  Company’s Bylaws shall be amended to set the size of the Board at four directors and provide for the filling of director vacancies.

The amendment to the Bylaws is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Exhibits. The following exhibits are included in this report:

No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Kaspien Holdings Inc.
3.2	Amendment No. 4 to Bylaws of Kaspien Holdings Inc.
10.1	Voting Agreement
10.2	2005 Long Term Incentive and Share Award Plan, as amended and restated on August 2, 2022
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2022	Kaspien Holdings Inc.

	By:	/s/ Edwin Sapienza
Name: Edwin Sapienza
Title: Chief Financial Officer